SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM  8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 1996



           PAMIDA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)



         Delaware                  1-10619                 47-0696125
(State or other jurisdiction     (Commission              (IRS Employer
        of incorporation)        File Number)             Identification
                                                             Number)



8800 "F" Street, Omaha, Nebraska                            68127
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (402)  339-2400



Item 4.  Changes in Registrant's Certifying Accountant.

On October 16, 1996, upon the recommendation of its Audit Committee, the Board of Directors of the registrant rescinded its previous selection of Coopers & Lybrand L.L.P. as the registrant's principal independent accountant to audit the registrant's financial statements for the fiscal year ending February 2, 1997, and selected Deloitte & Touche LLP to serve in such capacity and for such purpose.

For the fiscal year ended January 28, 1996, Coopers & Lybrand L.L.P. audited the registrant's financial statements. The report of Coopers & Lybrand L.L.P. on the registrant's financial statements for the fiscal year ended January 28, 1996, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Coopers & Lybrand L.L.P. for the fiscal year ended January 28, 1996, noted that for such year the registrant adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". During the fiscal year ended January 28, 1996, and subsequent interim periods, there were no disagreements between the registrant and Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and no reportable event, as described in Regulation S-K Item 304 (a) (1) (v) and Item 304 (a) (2).

For the fiscal year ended January 29, 1995, and several prior years, Deloitte & Touche LLP served as the registrant's principal accountant and audited the registrant's financial statements. Information concerning the registrant's decision to engage Coopers & Lybrand L.L.P. and not to re-engage Deloitte & Touche LLP to serve in such capacity and for such purpose for the fiscal year ended January 28, 1996, was reported in the registrant's Form 8-K Current Report filed with the Securities and Exchange Commission with a Date of Report of June 16, 1995, and is incorporated in this Current Report by this reference to the extent required to respond to this Item 4.



Item 7.  Financial Statements and Exhibits.

         ( c )     Exhibits

  *  16.1  Letter from Deloitte & Touche LLP dated June 20, 1995.

     16.2 Letter from Coopers & Lybrand L.L.P. dated October 17, 1996.

* Incorporated by reference from the registrant's Current Report on Form 8-K with a Date of Report of June 16, 1995.



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             Date:   October 17, 1996.

                                     PAMIDA HOLDINGS CORPORATION

                               By:   /s/  Steven S. Fishman
                                     Steven S. Fishman, Chairman of the
                                     Board and Chief Executive Officer